EMPLOYMENT AGREEMENT


           This Agreement, dated as of July 1, 1996, by and between NATIONAL HOME HEALTH CARE CORP., a Delaware corporation, with offices at 700 White Plains Road, Scarsdale New York 10583 (the "Company"), and ROBERT P. HELLER, an individual residing at 617 Fir Court, Norwood, New Jersey 07648 ("Employee").

                               W I T N E S S E T H

           WHEREAS, Employee is currently employed by the Company; and

           WHEREAS, the Company wishes to continue to employ Employee;

           NOW, THEREFORE, the parties agree as follows:

           1. Employment: he Company hereby agrees to employ Employee and Employee agrees to be employed by the Company upon the terms and conditions set forth below for a period of one (1) year commencing on the date of this
Agreement, unless sooner terminated as herein provided (the "Employment Period"). During the Employment Period, Employee will initially hold the position of Vice President of Finance and Chief Financial Officer of the Company, and, thereafter, hold such positions of an executive nature and perform all duties and services incident to those positions as may be assigned to Employee from time to time by the Board of Directors or the President of the Company. Employee will devote substantially all his working time and energies to the business of the Company to accomplish the duties assigned by the Board of Directors of the Company, will perform those duties to the best of Employee's ability and will devote Employee's best efforts to advance the interests of the Company.

           2. Compensation: For all services performed by Employee for the Company during the Employment Period, the Company will pay Employee a salary at the rate of $107,000 per annum until August 1, 1996 and increasing by five percent (5%) of the original rate for each subsequent twelve-month period thereafter ("Salary"), payable in accordance with the normal payment practices of the Company. The Company will provide Employee the use, for business purposes, of a full-sized domestic automobile owned or leased by the Company, Employee will be entitled to vacation during the Employment Period not to exceed three weeks per annum. The vacation may be taken at times agreed upon by Employee and the Company. During that vacation, Employee will receive Employee's usual compensation. No additional compensation will be paid to Employee for vacation time that is not taken. Employee will be entitled to participate, at a level commensurate with his position, in any benefit plans, including health, pension and stock option plans adopted by the Company for its executive employees.

           3. Reimbursement of Expenses: The Company recognizes that Employee, in performing Employee's duties under this Agreement, may be required to spend sums of money in connection with those duties on behalf of or for the benefit of the Company. Employee may present to the Company, on a weekly basis, an itemized voucher listing all sums of money paid or expenses incurred by Employee in the performance of Employee's duties on behalf of or for the benefit of the Company, and, on presentation of that itemized voucher, the Company will reimburse Employee or pay the expense incurred for all reasonable expenses itemized on the voucher including, but not limited to, travel, meals, lodging, entertainment and promotion. In addition, commencing as of the date hereof, the Company will initially pay to Employee the amount of Employee's annual contribution under the Company's Premium Conversion Plan (the "Annual Premium Contribution Amount"), payable in accordance with the normal payment practices of the Company.

           4. Death and Disability:

                      A. The Employment Period shall terminate on the date of Employee's death, in which event Employee's Salary and Annual Premium Contribution Amount earned or accrued and reimbursable expenses owing, if any, through the date of Employee's death, shall be paid to Employee's estate. Employee will not be entitled to any other compensation upon termination of this Agreement pursuant to this paragraph 4(A).

                      B. If, during the Employment Period, in the opinion of the Company, Employee, because of physical or mental illness or incapacity, shall become substantially unable to perform the duties and services required of him under this Agreement for a period of three (3) consecutive months or four (4) months in the aggregate during any six (6) month period, the Company may, upon at least ten (10) days' prior written notice given at any time after the expiration of such three (3) or four (4) month period, as the case may be, to Employee of its intention to do so, terminate this Agreement as of such date as may be set forth in the notice. In case of such termination, Employee shall be entitled to receive his Salary and Annual Premium Contribution Amount earned or accrued and reimbursable expenses owing to Employee through the date of termination. Employee will not be entitled to any other compensation upon termination of this Agreement pursuant to this paragraph 4 (B).

           5. Discharge for Cause: The Company may discharge Employee for cause at any time. Cause for discharge will exist when (i) Employee materially breaches this Agreement and such breach is not cured within thirty (30) days following written notice by the Company to Employee of such breach, (ii) Employee commits any act or engages in any course of action involving moral turpitude which adversely affects the reputation of the Company, or (iii) Employee breaches any policy applicable to all executive officers of the Company promulgated by Company's Board of Directors, the breach of which has been specified by the Board of Directors to be cause for discharge, including, without limitation, those policies set forth in the Addendum to Employment Agreement between the Company and Employee attached hereto and incorporated herein by reference. If, during the Employment Period, Employee is discharged for cause, this Agreement terminates and the Company, without any limitation on any remedies it may have at law or equity, is without liability for Salary or any other liability to Employee after the date of such discharge.

           6. Disclosure of Confidential Information: "Confidential Information" means all information known by Employee, because of employment by the Company, about the Company's present or prospective products, processes, services, or activities. Confidential Information does not include information generally known, other than through breach of a confidentiality agreement with the Company, in the industries in which the Company engages or may engage. The determination as to whether information is generally known in the industries in which the Company engages or may engage will be made, in good faith, solely by the Company and will be binding on Employee. Employee will never, during or after the Employment Period, directly or indirectly, use any Confidential Information except in the performance of Employee's duties for the Company, or publish or disclose any Confidential Information except to persons to whom disclosure of Confidential Information is necessary in the performance of Employee's duties and to other persons as directed by the Company. The Company has the right to decide in what circumstances disclosures of Confidential Information are necessary. Employee will use his best efforts to prevent unauthorized use or disclosure of Confidential Information. Upon termination of employment with the Company, Employee will deliver to the Company all writings relating to or containing Confidential Information, including, without limitation, notes, memoranda, letters, drawings, diagrams and printouts and also including any tapes, discs or other forms of recorded information. Full compliance with this paragraph is a condition of continued employment with, retention by or association with, the Company. If Employee violates any provision of this paragraph during the Employment Period, the Company may immediately discharge Employee without any liability for Salary or an other liability to Employee after the date of discharge. If Employee violates any provision of this paragraph during or after the Employment Period, the Company will have no further liability to Employee, including rights, benefits, privileges or other interests which may have vested for Employee's account during the Employment Period. Moreover, if Employee violates any provision of this paragraph during or after the Employment Period, the company may seek full indemnification from Employee should the Company suffer any monetary damages or incur any legal liability to any person as a result of the disclosure or use of Confidential Information by Employee in violation of this paragraph.

           7. Restrictive Covenants: During the Employment Period and for a period of six (6) months thereafter, Employee will not directly or indirectly, either as an individual or as a partner, joint venturer, independent contractor, consultant, stockholder, director, employee or officer, engage in or participate in the management or ownership of any business or activity in the New York City metropolitan area, including suburban and other counties of New York, New Jersey and Connecticut generally considered a part of such area, or in any other state in which the Company is registered to do business as of the date of termination of the Employment Period which directly or indirectly competes with the business conducted by the Company. Employee recognizes and hereby acknowledges that the restrictions imposed upon Employee in this paragraph are reasonable and are necessary for the protection of the business of the Company.

           8. Ownership of Inventions, Discoveries and Improvements: Employee shall promptly disclose in writing to the Board of Directors of the Company all inventions, discoveries, designs, developments, processes, software programs, works of authorship, formulas, data, techniques and any other improvements conceived, devised, created, or developed by Employee

(either alone or with others) while in the employ of the Company (collectively, "Invention"), and Employee shall transfer and assign to the Company all right, title and interest in and to such Invention, including any and all domestic and foreign patent rights, domestic and foreign copyright rights therein, and any renewal thereof. Such disclosure is to be made promptly after the conception of each Invention, and each Invention is to become and remain the property of the Company, whether or not patent or copyright applications are filed thereon by the Company. On request of the Company, Employee shall execute from time to time, during or after the termination of employment, such further instruments including, without limitation, applications for patents and copyrights and assignments thereof as maybe deemed necessary or desirable by the Company to effectuate the provisions of this paragraph 8.

           9. Construction: If the provisions of paragraph 7 should be deemed unenforceable, invalid, or overbroad in whole or in part for any reason, then any court of competent jurisdiction or any Arbitrator appointed in accordance with paragraph 10 is hereby authorized, requested and instructed to reform such paragraph to provide for the maximum competitive restraints upon Employee's activities (in time, product, geographic area, and customer solicitation as may then be legal and valid).

           10. Remedies, Damages and Jurisdiction:

                      A. Employee agrees that violation of paragraphs 6, 7 or 8 would cause irreparable injury to the Company for which the remedy at law would be inadequate, and that the Company shall be entitled in any court of law or equity or in any arbitration proceeding in accordance with this paragraph 10, whichever forum is designated by the Company, to preliminary, permanent or other injunctive relief against any breach of the provisions contained in paragraphs 6, 7 or 8, and such punitive and compensatory damages as shall be awarded. Further, in the event of a violation of the provisions of paragraph 7, the period of noncompetition referred to therein shall be extended but not decreased for a period of time equal to the period that the violation occurred.

                      B. Except as otherwise provided in paragraphs 9 and 10A relating to the reformation of the restrictive covenants and obtaining equitable relief, any controversy or claim arising out of, or relating to this Agreement, or the breach thereof, shall be settled by arbitration by one arbitrator in New York, New York, in accordance with the rules of the American Arbitration
Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                      C. Each of the Company and Employee hereby consents to the jurisdiction of the Supreme Court of the State of New York for the County of New York and the United States District Court for the Southern District of New York for all purposes in connection with said arbitration or for obtaining the relief referred to in paragraphs 6, 7 or 8, and further consents that any process or notice of motion therewith may be served by certified or registered mail or personal service, within or without the State of New York, provided a reasonable time for appearance is allowed.

           11. Change in Control Bonus. In the event of a Change in Control, as defined below, the Company promptly shall pay to Employee a lump-sum amount equal to one-half of Employee's Salary at the time of the occurrence of such Change in Control. The Company hereby agrees to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement. For purposes of this Agreement, a "Change in Control" shall have occurred if:

                      (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

                      (ii) during any period of not more than two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a),
(c) or (d) of this Section) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                      (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                      (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

           12. Assignment. Neither this Agreement, nor any of Employee's rights, powers, duties or obligations hereunder, may be assigned by Employee. This Agreement shall be binding upon and inure to the benefit of Employee and his heirs and legal representatives and the Company and its successors and assigns. Successors of the Company shall include, without limitation, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereafter be deemed "the Company" for the purpose hereof.

           13. Severability: If any of the provision of this Agreement is held to be invalid, illegal, or unenforceable, that determination will not affect the enforceability of any other provisions of this Agreement, and the remaining provisions of this Agreement will be valid and enforceable according to their terms.

           14. Binding Effect: This Agreement constitutes the entire understanding of the parties, may be modified only in writing, is governed by and construed in accordance with the laws of the state of New York, without regard to the conflicts of law rules thereof, and will be binding upon and inure to the benefit of Employee and Employee's personal representatives and the Company and the Company's successors and assigns. This Agreement is in the nature of a personal services contract, is not assignable by Employee and the duties imposed hereby are non-delegable.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                     NATIONAL HOME HEALTH CARE CORP.

                                     By:   /s/ Frederick H. Fialkow
                                         ------------------------------
                                           Frederick H. Fialkow, President


                                           /s/ Robert P. Heller
                                         ------------------------------
                                           ROBERT P. HELLER

                        ADDENDUM TO EMPLOYMENT AGREEMENT:
              BUSINESS POLICIES OF NATIONAL HOME HEALTH CARE CORP.

           This addendum supplements and is hereby incorporated into the terms of your Employment Agreement. The Company has set forth in this addendum basic principles and standards of conduct that senior management of the Company is expected to follow in all respects. You have a personal responsibility to abide by each of the standards. Each person, alone, is responsible for his actions. No one will be permitted to justify an illegal act by claiming it was ordered by someone higher in management. No one, regardless of level or position, is ever authorized to direct an employee to commit an illegal or unethical act.

           As a summary of basic principles, this addendum does not include all the rules and regulations that apply to every situation. The absence of a specific practice or instruction covering a particular situation does not relieve you from exercising the highest ethical standards applicable to the circumstances. If you have questions as to what the proper course of conduct should be in any given situation consult me and the Company's legal counsel.

           Violations  of  the   guidelines   set  forth  below  can  result  in
disciplinary action, including dismissal, and possible criminal prosecution.

           Any reprisal against an employee who in good faith reports a violation or suspected violation of law or company policies is strictly forbidden.

                                     * * *

           1. It is the Company's policy to comply fully with the law. We should avoid even the appearance of wrongdoing and, at all times, should conduct our business according to the highest ethical standards.

           Since the Company is a medical services company, there are many state and federal laws and regulations which affect and define the responsibilities of each employee. These laws and regulations must be adhered to at all times. If there is ever any doubt on your part about the meaning of a law or regulation you must check with corporate counsel or special counsel. You are responsible for designing, implementing and monitoring quality control programs to assure that Company policies are being followed and that all personnel are in compliance. In connection with any compliance program, it is vital that you be sure that no falsification of records be allowed and you must undertake to have programs developed to assure that this does not happen.

           2. The Company shall not tolerate any unfair competition. Additional guidelines relating to this general policy are,:

           - do not interfere with contracts made between a prospective customer and a competitor.

           -          never engage in commercial bribery.

           -          do not disparage a competitor's services,

           - be accurate and truthful in all dealings with customers and be careful not to misrepresent the state and quality, features or availability of our services.

           3. The Company awards business to suppliers solely on merit. You should have no relationship, financial or otherwise, with any supplier or competitor that might be construed as a conflict of interest or that might even appear to impair your independent judgment on behalf of the Company. Gifts, loans or any other thing of significant value should not be accepted or solicited, even indirectly.

           4. Each employee's primary obligation is to the Company, and, therefore, any form of outside activity must be kept totally separate from employment with the Company. No outside' activity should involve the use of Company assets, materials or facilities.

           5. You cannot use your  position in the  Company for outside  gain or
benefit,   nor  should  you  use  property  or  other  confidential  or  private confidential information in any outside activity.

           6. The law requires that the Company's books and records accurately and fairly reflect transactions in reasonable detail, and that the Company's internal accounting controls provide reasonable assurances that:

           -          transactions are carried out in an authorized manner.

           - transactions have been reported and recorded to permit correct preparation of financial statements and to maintain accurate records of assets. access to assets is in accordance with management's authorization.

           -          inventories   of  assets   are  taken   periodically   and
                      appropriate action is taken to correct discrepancies.

           7. Every employee who has control over Company funds is personally accountable for such funds. There are no exceptions to this rule.

           When spending Company money or personal money that will be reimbursed, or requesting services that will cause Company money to be spent, the employee involved should make sure the Company receives proper value in return and should be sure the expenditure is for a legitimate business purpose.

           Anyone responsible for the handling of Company revenue, and the associated records and materials, is accountable for their safe keeping.

           8. The Company categorically forbids the use of corporate funds for the support of political parties or candidates. No employee is authorized to make or approve such a contribution.

           9. Company business records must always be prepared accurately and reliably, since they are of critical importance to the Company's meeting its financial, legal and management obligations.

           10. Records containing personal data on patients and the Company's employees are confidential. As such, they are to be carefully safeguarded and kept current and accurate. They should be disclosed only to authorized personnel having a "need to know" or pursuant to lawful processes. Should you have any questions about disclosure, consult with the Company's legal counsel before disclosing.

           11. When a dishonest act by an employee is discovered it should be reported immediately and directly to me.

           12. The Company encourages employees to participate in its future by investing in its securities. However, in trading in Company securities you should be aware that it may be illegal (and possibly result in civil or criminal penalties) to buy or sell Company securities while in possession of material non-public information about the Company.

           Material information can be anything that could have actual significance in an investors decision, such as acquisition plans; dividends, earnings, new contracts, products; major regulatory, court or legislative events; and major management changes or other business plans. Employees aware of such, information prior to its being made public should not buy or sell company securities until the information has been made public.

           Employees should not trade in the securities of other companies when they know material non-public information about these companies which they learn as part of their job. For example, you may learn that another company is being considered for a major contract or any other information which could have actual significance in an investor's decision about the securities of the other Company.

           Employees should keep any such-information about the Company or any other company secret and use it only for Company 'purposes, because it is unlawful to "tip" others who may buy or sell such securities, even though the tipper does not.

           Some types of trading -- even if innocent -- could appear to the public and to public officials to be based on the misuse of inside information concerning the Company. To avoid even an appearance of impropriety, employees are not to engage in short term speculation in company securities (that is, the purchase and sale on the open market within a six month period). Nor should an employee engage in any transaction when he stands to profit due to the short term savings in the value of the Company's securities. An example of this type of trading includes "short sales" (selling borrowed securities which the seller hopes can be purchased at a lower price when they are due for delivery).

           Please indicate your acceptance of the Company's business policies by signing a copy of this addendum provided below.

                                                   /s/ Frederick H. Fialkow
                                                   ------------------------
                                                   Frederick H. Fialkow



 I  have  read  and   understand  the
 Company's   Business   Policies  and
 agree  to  fully   comply  with  all
 requirements  of law  affecting  the
 Company  and the  Business  Policies
 set forth herein.


/s/ Robert P. Heller
--------------------------